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                               MONETTA FUND, INC.

                     Articles of Amendment and Restatement
                     -------------------------------------

          Monetta Fund, Inc., a Maryland corporation having its principal office at 455 Taft Avenue, Glen Ellyn, Illinois 60137 (the "corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

          1.  The name of the corporation is Monetta Fund, Inc.

          2. The board of directors of the corporation consists of five persons.

          3. The names of the persons who currently serve as directors of the corporation are as follows:

                    Robert S. Bacarella
                    John W. Bakos
                    Paul W. Henry
                    Mark F. Ogan
                    John P. Rozinsky

          4. The name and post office address of the resident agent of the corporation in the State of Maryland is U.S. Corporation Company, 300 East Lombard Street, Baltimore, Maryland 21202.

          5. The articles of incorporation of the corporation were filed by the State Department of Assessments and Taxation on the 16th day of October, 1985.

          6. The corporation desires to amend and restate its current articles of incorporation.

          7. The amended and restated articles of incorporation restate, integrate and amend the articles of incorporation of the corporation.

          8. The amended and restated articles of incorporation have been duly approved by the board of directors and stockholders of the corporation in accordance with Section 2-609 of the General Corporation Law of Maryland.

          9. The text of the articles of incorporation of the corporation is amended and restated to read in full as follows:

          FIRST.   NAME.  The name of the corporation is Monetta Fund, Inc.

          SECOND. PURPOSES. The purposes for which the corporation is formed are:

          1. To engage in the business of an open-end management investment company registered under the Investment Company Act of 1940.
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          2.  To invest and reinvest in, to buy or otherwise acquire, to hold for investment or otherwise, and to sell or otherwise dispose of:

     a. Securities of all kinds, however evidenced, and rights or warrants to acquire securities, of private and public companies, corporations, associations, trusts and other enterprises and organizations;

     b. Obligations issued or guaranteed by national and state governments and their instrumentalities and subdivisions;

     c. Deposits in banks, savings banks, trust companies and savings and loan associations;

     d.   Assets and interests other than securities or deposits.

          THIRD.   PRINCIPAL OFFICE AND RESIDENT AGENT.  The post office address of the principal office of the corporation in the State of Maryland is c/o U.S. Corporation Company, 300 East Lombard Street, Baltimore, Maryland 21202. The name and post office address of the resident agent of the corporation in the State of Maryland is U.S. Corporation Company, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

          FOURTH.  CAPITAL STOCK.

          A. AUTHORIZED STOCK. The total number of shares of capital stock that the corporation shall have authority to issue is 5,000,000 shares, all of one class called common stock, $.01 par value per share (common stock), having an aggregate par value of $50,000.

          B. SALE OF SHARES. The board of directors may authorize the sale and issuance from time to time of shares of common stock, whether now or hereafter authorized, for such consideration as the board of directors considers advisable, but not less than par value, subject to such limitations as may be set forth in these articles of incorporation, the bylaws, the General Laws of the State of Maryland or other applicable laws.

          C. FRACTIONAL SHARES. Stock may be issued in fractions of whole shares, to which attach pro rata all of the rights of whole shares, including the right of voting and of receipt of dividends, except that there shall be no right of receipt of a certificate representing any fraction of a whole share.

          D. NO PREEMPTIVE RIGHTS. No holder of shares of the corporation, whether now or hereafter authorized, shall be entitled as of right to acquire from the corporation any shares of the corporation, whether now or hereafter authorized.

          FIFTH.   REDEMPTION OF SHARES.  Any shareholder of the corporation, by delivery to the corporation of an order for redemption in good form, may at any time require the corporation to redeem all or any part of the shares of common stock registered in the name of

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such shareholder, except as specified below, at the net asset value of the shares that is next computed after the time of receipt of such order for redemption.

          An order for redemption in good form shall mean receipt by the corporation or its designated agent of a written unconditional and irrevocable instruction of the shareholder to redeem, in form acceptable to the corporation or its designated agent, together with any certificates that may have been issued therefor, endorsed or accompanied by proper instrument of transfer, and such other documents as the corporation or its designated agent may require.

          Payment for shares redeemed shall be made within seven days after receipt of an order for redemption of the shares in good form. However, the right of redemption of shares may be suspended, and the payment for shares previously redeemed may be postponed, by or under the authority of the board of directors for the whole or any part of any period during which such suspension or postponement is permitted by the Investment Company Act of 1940, or by rule or order of the Securities and Exchange Commission pursuant to that Act.

          The corporation may pay the redemption price in whole or in part by a distribution in kind of securities from the portfolio of the corporation, in lieu of money, valuing such securities at their value employed for determining the net asset value governing such redemption price, and selecting the securities in such manner as may be determined to be fair and equitable by or under the authority of the board of directors.

          The net asset value shall be determined as of such times as the board of directors shall prescribe by resolution. In the absence of any such resolution of the board of directors, the net asset value shall be determined as of the time of the close of trading on the New York Stock Exchange on any day on which that exchange is open for trading and there is a purchase or redemption of shares of the corporation.

          The net asset value of each share of the corporation shall be determined by or under the authority of the board of directors in accordance with the provisions of, and the rules of the Securities and Exchange Commission under the Investment Company Act of 1940, and as to matters of accounting, in conformity with generally accepted accounting principles. The board of directors may appoint persons to assist it in the determination of the value of assets. liabilities and net asset value per share, and to make the actual calculations pursuant to the direction of the board of directors.

          SIXTH. BYLAWS. The board of directors is authorized to adopt, alter and repeal the bylaws of the corporation, except to the extent that the bylaws provide otherwise.

          SEVENTH.  BOARD OF DIRECTORS.

          1. The total number of directors constituting the board of directors of the corporation shall be five, which number may be increased or decreased from time to time in accordance with the bylaws of the corporation but shall not be less than three. No decrease in the number of directors shall have the effect of shortening the term of any director then in office.

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          2.  The board of directors shall be divided into three classes with the term of office of each class of directors to expire at the time of the annual meeting of shareholders in 1989, 1990 and 1991, respectively, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election of directors, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

          3. Any vacancy occurring in the board of directors may be filled by a majority of the directors in office. A new directorship resulting from an increase in the number of directors shall be construed not to be a vacancy. Any director elected to fill a vacancy shall have the same remaining term as that of the predecessor.

          4. A majority of the total number of directors fixed in the bylaws shall be required to constitute a quorum at meetings of the board of directors.

          EIGHTH. MAJORITY VOTES OF SHAREHOLDERS. Notwithstanding any provision of the laws of the State of Maryland requiring approval by the shareholders of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast on the matter, any such action may be taken or authorized upon the concurrence of a majority of the number of votes entitled to be cast thereon.

          NINTH. INDEMNIFICATION. Each person who is or was a director or officer of the corporation, and each person who serves or served at the request of the corporation as a director or officer of another enterprise, shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Maryland as it may be in effect from time to time, provided that this section shall not protect any director or officer of the corporation, against any liability to the corporation or to its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided further that this article shall not apply as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the board of directors.

          TENTH. LIABILITY OF DIRECTORS AND OFFICERS. The directors and officers of the corporation shall not be liable to the corporation or to any of its shareholders or creditors because of any action taken by them in good faith, and in taking any such action the directors and officers shall be fully protected in relying in good faith upon the books of account of the corporation or statements or reports prepared by any of its officials or employees or by others who they believe in good faith are qualified to make such statements or reports; provided that this sentence shall not protect any director or officer of the corporation against any liability to the corporation or to its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

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          ELEVENTH.  AMENDMENT OF CHARTER.  The corporation reserves the right to amend, alter, change or repeal any provision contained in its charter, in the manner now or hereafter prescribed by statute, and any rights conferred upon the shareholders are granted subject to this reservation.

          IN WITNESS WHEREOF, Monetta Fund, Inc. has caused these amended and restated articles to be signed in its name and on its behalf by its president and attested by its secretary on November 22, 1988.


                                       MONETTA FUND, INC.



                                       By /s/ Robert S. Bacarella
                                          -------------------------
                                              Robert S. Bacarella
                                                     President
Attest:



/s/ Valerie A. LeFevre
------------------------
    Valerie A. LeFevre
        Secretary


          THE UNDERSIGNED, president of Monetta Fund, Inc., who executed on behalf of the corporation the foregoing articles of amendment and restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the corporation, the foregoing articles of amendment and restatement to be the corporate act of the corporation and further certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                          /s/ Robert S. Bacarella
                                          -------------------------
                                              Robert S. Bacarella


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